Colony Capital

August 9, 2019

CORPORATE OVERVIEW AND SUPPLEMENTAL FINANCIAL REPORT

SECOND QUARTER 2019

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement.

Factors that might cause such a difference include, without limitation, our ability to achieve anticipated compensation and administrative cost savings pursuant to the Company’s corporate restructuring and reorganization plan, in the timeframe expected or at all, the Company’s ability to realize anticipated benefits from its strategic initiatives, including the acquisition of DBH, the potential sale of our industrial platform, the acquisition of a Latin American private equity platform, and the formation of certain other investment management platforms, including any impact of such initiatives on our company’s growth and earnings profile, the impact of changes to the Company’s management, employee and organizational structure, including the implementation and timing of CEO succession plans, the Company’s ability to complete a sale of its industrial portfolio, including the related management platform, on favorable terms, within the timeframe contemplated, or at all, the Company’s use of any proceeds received from a sale of its industrial portfolio if completed, whether the pending sale of NorthStar Realty Europe Corp. (“NRE”), including the anticipated termination of the Company’s management contract with NRE, will be completed within the timeframe and manner contemplated, or at all, Digital Colony’s ability to complete the pending acquisition of Zayo Group Holdings, Inc. on the terms contemplated or at all, Colony Capital’s liquidity, including its ability to complete sales of non-core investments, whether Colony Capital will be able to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes, the timing of and ability to deploy available capital, the Company’s financial flexibility, including borrowing capacity under its revolving credit facility, Colony Capital's ability to grow its investment management business, the timing, pace of growth and performance of the Company's industrial platform, the performance of the Company's investment in Colony Credit Real Estate, Inc., Colony Capital’s ability to maintain or create future permanent capital vehicles under its management, the level of the Company’s commitments to its managed vehicles, the timing of and ability to complete additional repurchases of Colony Capital’s stock, Colony Capital’s ability to maintain inclusion and relative performance on the RMZ, Colony Capital’s leverage, including the ability to reduce debt and the timing and amount of borrowings under its credit facility, the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all, increased interest rates and operating costs, whether the Company will maintain or produce higher Core FFO per share (including or excluding gains and losses from sales of certain investments) in the coming quarters, or ever, the impact of any changes to the Company’s management agreements with NorthStar Healthcare Income, Inc. and other managed companies, adverse economic or real estate developments in Colony Capital’s markets, Colony Capital’s failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, increased costs of capital expenditures, defaults on or non-renewal of leases by tenants, the impact of economic conditions on the borrowers of Colony Capital’s commercial real estate debt investments and the commercial mortgage loans underlying its commercial mortgage backed securities, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”).

Statements regarding the following subjects, among others, may constitute forward-looking statements: the market, economic and environmental conditions in the Company’s real estate investment sectors; the Company’s business and investment strategy; the Company’s ability to dispose of its real estate investments; the performance of the real estate in which the Company owns an interest; market trends in the Company’s industry, interest rates, real estate values, the debt securities markets or the general economy; actions, initiatives and policies of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies; the state of the U.S. and global economy generally or in specific geographic regions; the Company’s ability to obtain and maintain financing arrangements, including securitizations; the amount and value of commercial mortgage loans requiring refinancing in future periods; the availability of attractive investment opportunities; the general volatility of the securities markets in which the Company participates; changes in the value of the Company’s assets; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; the Company’s ability to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; and the Company’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended.

All forward-looking statements reflect Colony Capital’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in Colony Capital’s reports filed from time to time with the SEC. Colony Capital cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. Colony Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and Colony Capital does not intend to do so.

This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. Colony Capital has not independently verified such statistics or data.

This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Colony Capital. This information is not intended to be indicative of future results. Actual performance of Colony Capital may vary materially.

The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

Colony Capital | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including; funds from operations, or FFO; core funds from operations, or Core FFO; net operating income (“NOI”); and pro rata financial information.

FFO: The Company calculates funds from operations (“FFO”) in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding (i) extraordinary items, as defined by GAAP; (ii) gains and losses from sales of depreciable real estate; (iii) impairment write-downs associated with depreciable real estate; (iv) gains and losses from a change in control in connection with interests in depreciable real estate or in-substance real estate, plus (v) real estate-related depreciation and amortization; and (vi) including similar adjustments for equity method investments. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, equity method investments, as well as equity and debt securities, as applicable.

Core FFO: The Company computes core funds from operations (“Core FFO”) by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO; (ii) gains and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment; (iii) equity-based compensation expense; (iv) effects of straight-line rent revenue and expense; (v) amortization of acquired above- and below-market lease values; (vi) amortization of deferred financing costs and debt premiums and discounts; (vii) unrealized fair value gains or losses on interest rate and foreign currency hedges, and foreign currency remeasurements; (viii) acquisition and merger related transaction costs; (ix) merger integration and restructuring costs; (x) amortization and impairment of finite-lived intangibles related to investment management contracts and customer relationships; (xi) gain on remeasurement of consolidated investment entities and the effect of amortization thereof; (xii) non-real estate depreciation and amortization; (xiii) change in fair value of contingent consideration; and (xiv) tax effect on certain of the foregoing adjustments. Beginning with the first quarter of 2018, the Company’s Core FFO from its interest in Colony Credit Real Estate (NYSE: CLNC) and NorthStar Realty Europe (NYSE: NRE) represented its percentage interest multiplied by CLNC’s Core Earnings and NRE’s Cash Available for Distribution (“CAD”), respectively. CLNC’s Core Earnings reflect adjustments to GAAP net income to exclude impairment of real estate and provision for loan losses. Such impairment and losses may ultimately be realized, in part or in full, upon a sale or monetization of the related asset or loan and such realized loss would be reflected in CLNC’s Core Earnings and, as a result, the Company’s Core FFO. Refer to CLNC’s and NRE's respective filings with the SEC for the definition and calculation of Core Earnings and CAD.

FFO and Core FFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO and Core FFO should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company’s calculations of FFO and Core FFO may differ from methodologies utilized by other REITs for similar performance measurements, and, accordingly, may not be comparable to those of other REITs.

The Company uses FFO and Core FFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that resulted from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. FFO and Core FFO should be considered only as supplements to net income as a measure of the Company’s performance. Additionally, Core FFO excludes the impact of certain fair value fluctuations, which, if they were to be realized, could have a material impact on the Company’s operating performance. The Company also presents Core FFO excluding gains and losses from sales of certain investments as well as its share of similar adjustments for CLNC. The Company believes that such a measure is useful to investors as it excludes periodic gains and losses from sales of investments that are not representative of its ongoing operations.

Colony Capital | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

NOI: NOI for our real estate segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures.

The Company believes that NOI is a useful measure of operating performance of its respective real estate portfolios as it is more closely linked to the direct results of operations at the property level. NOI also reflects actual rents received during the period after adjusting for the effects of straight-line rents and amortization of above- and below- market leases; therefore, a comparison of NOI across periods better reflects the trend in occupancy rates and rental rates of the Company’s properties.

NOI excludes historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjust for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. This allows for comparability of operating performance of the Company’s properties period over period and also against the results of other equity REITs in the same sectors. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company’s properties, NOI provides a measure of operating performance independent of the Company’s capital structure and indebtedness. However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company’s properties, and transaction costs and administrative costs, may limit the usefulness of NOI. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness.

NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, the Company’s methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with other companies.

NOI before Reserve for Furniture, Fixtures and Equipment Expenditures (“NOI before FF&E Reserve”): For our hospitality real estate segment, NOI before FF&E Reserve represents NOI before the deduction of reserve contributions for the repair, replacement and refurbishment of furniture, fixtures, and equipment ("FF&E"), which are typically 4% to 5% of revenues, and required under certain debt agreements and/or franchise and brand-managed hotel agreements.

Pro-rata: The Company presents pro-rata financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro-rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests’ share of assets, liabilities, profits and losses was computed by applying noncontrolling interests’ economic interest to each financial statement line item. The Company provides pro-rata financial information because it may assist investors and analysts in estimating the Company’s economic interest in its investments. However, pro-rata financial information as an analytical tool has limitations. Other equity REITs may not calculate their pro-rata information in the same methodology, and accordingly, the Company’s pro-rata information may not be comparable to such other REITs' pro-rata information. As such, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

Tenant/operator provided information: The information related to the Company’s tenants/operators that is provided in this presentation has been provided by, or derived from information provided by, such tenants/operators. The Company has not independently verified this information and has no reason to believe that such information is inaccurate in any material respect. The Company is providing this data for informational purposes only.

Colony Capital | Supplemental Financial Report

Note Regarding CLNY Reportable Segments / Consolidated and OP Share of Consolidated Amounts

Colony Capital holds investment interests in six reportable segments: Healthcare Real Estate; Industrial Real Estate; Hospitality Real Estate; CLNC; Other Equity and Debt; and Investment Management.
Healthcare Real Estate
As of June 30, 2019, the consolidated healthcare portfolio consisted of 413 properties: 192 senior housing properties, 108 medical office properties, 99 skilled nursing facilities and 14 hospitals. The Company’s equity interest in the consolidated Healthcare Real Estate segment was approximately 71% as of June 30, 2019. The healthcare portfolio earns rental income from our senior housing, skilled nursing facilities and hospital assets that are under net leases to single tenants/operators and from medical office buildings which are both single tenant and multi-tenant. In addition, we also earn resident fee income from senior housing properties that are managed by operators under a REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”) structure.

Industrial Real Estate
As of June 30, 2019, the industrial segment met the criteria as held for sale and discontinued operations. Accordingly, for all prior periods presented, the related assets and liabilities were reclassified as assets and liabilities held for sale on the consolidated balance sheets and the related operating results were reclassified as income from discontinued operations on the consolidated statement of operations.
As of June 30, 2019, the consolidated light industrial portfolio consisted of 446 light industrial buildings totaling 55.7 million rentable square feet across 26 major U.S. markets and was 92% leased. The Company’s equity interest in the consolidated light industrial portfolio was approximately 34% as of June 30, 2019 and March 31, 2019. Total third-party capital commitments in the light industrial portfolio were approximately $1.7 billion compared to cumulative balance sheet contributions of $749 million as of June 30, 2019. The light industrial portfolio is composed of and primarily invests in light industrial properties in infill locations in major U.S. metropolitan markets generally targeting multi-tenanted warehouses less than 250,000 square feet.
As of June 30, 2019, the consolidated bulk industrial portfolio consisted of six bulk industrial buildings totaling 4.2 million rentable square feet across five major U.S. markets and was 67% leased. The Company's equity interest in the consolidated bulk industrial portfolio was approximately 51%, or $72 million, with the other 49% owned by third-party capital, which is managed by the Company's industrial operating platform.

Hospitality Real Estate
As of June 30, 2019, the consolidated hospitality portfolio consisted of 164 properties: 94 select service properties, 66 extended stay properties and 4 full service properties. The Company’s equity interest in the consolidated Hospitality Real Estate segment was approximately 94% as of June 30, 2019. The hospitality portfolio consists primarily of premium branded select service hotels and extended stay hotels located mostly in major metropolitan markets, of which a majority are affiliated with top hotel brands. The select service hospitality portfolio referred to as the THL Hotel Portfolio, which the Company acquired through consensual transfer during the third quarter 2017, is not included in the Hospitality Real Estate segment and is included in the Other Equity and Debt segment.

Colony Credit Real Estate, Inc. (“CLNC”)
Colony Credit Real Estate, Inc. is a commercial real estate credit REIT, externally managed by the Company, with $5.8 billion in assets and $2.6 billion in GAAP book equity value as of June 30, 2019. The Company owns 48.0 million shares and share equivalents, or 36%, of CLNC and earns an annual base management fee of 1.5% on stockholders’ equity (as defined in the CLNC management agreement) and an incentive fee of 20% of CLNC’s Core Earnings over a 7% hurdle rate.

Other Equity and Debt
The Company owns a diversified group of strategic and non-strategic real estate and real estate-related debt and equity investments. Strategic investments include our 11% interest in NorthStar Realty Europe Corp. (NYSE: NRE) and other investments for which the Company acts as a general partner and/or manager (“GP Co-Investments”) and receives various forms of investment management economics on the related third-party capital. Non-strategic investments are composed of those investments the Company does not intend to own for the long term including other real estate equity including the THL Hotel Portfolio and the Company’s interest in Albertsons; real estate debt; net leased assets; and multiple classes of commercial real estate (“CRE”) securities.

Investment Management
The Company’s Investment Management segment includes the business and operations of managing capital on behalf of third-party investors through closed and open-end private funds, traded and non-traded real estate investment trusts and registered investment companies.
Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary Colony Capital Operating Company or the “CLNY OP”) and noncontrolling interests. Figures labeled as CLNY OP share represent the Company’s pro-rata share.

Colony Capital | Supplemental Financial Report

Table of Contents

Colony Capital | Supplemental Financial Report	5

I. Corporate Overview – Introducing Colony Capital

- Colony Capital, Inc. (NYSE: CLNY) is a leading global real estate and investment management firm that primarily invests in real estate and real estate-related assets through a diversified set of products, strategies, and property types

- Global brand spans 13 countries
- Experienced and aligned senior management team
- $100Bn+ invested over 27 years in 20+ countries
- Proven acquisition platform with:
  - Global presence, but local market expertise
  - Heritage of first mover advantage
  - Proprietary access to transactions and relationships
  - Disciplined underwriting standards

AT A GLANCE

1991
Founded

13
Countries

$43Bn
Assets Under Management[1]

$18Bn
Fee Earning Equity Under Management[2]

$0.44
Annualized Dividend per Share

Notes:
(1) Represents balance sheet and third-party AUM as of June 30, 2019.
(2) As of June 30, 2019.

Colony Capital | Supplemental Financial Report	6

I. Corporate Overview – Business Overview

- Colony Capital is one of the world's largest real estate investors, owners and operators

REAL ESTATE VERTICALS: ~$15Bn Colony Balance Sheet Interest

GLOBAL HEALTHCARE

$3.9Bn PORTFOLIO [1]

Colony Interest: 71%
Senior Housing, MOB, SNFs, Hospitals

HOSPITALITY

$3.9Bn PORTFOLIO [1]

Colony Interest: 94%
Extended Stay and Premium-Branded Select Service Hotels

INDUSTRIAL

$1.7Bn PORTFOLIO [1]

Colony Interest - Light Industrial: 34%
Critical last mile of logistics chain

Colony Interest - Bulk Industrial: 51%
Integral to highly-functional distribution networks [(2)]

CLNC and GLOBAL EQUITY & DEBT

$5.2Bn PORTFOLIO [1]

Colony Interest: Various %
Includes interests in CLNC & NRE, GP co-investments and other real estate equity & debt

INVESTMENT MANAGEMENT: ~$29Bn Third Party Assets Under Management

Institutional Funds - $10.2Bn

- Colony Industrial Fund
- Real Estate Credit
- Opportunistic Real Estate
- Other co-investment vehicles

Public Vehicles - $5.2Bn

- External manager of two NYSE listed REITs (Colony Credit Real Estate and NorthStar Realty Europe[(3)])

Retail - $3.4Bn

- Primarily NorthStar Healthcare Income

Affiliates (REIM) - $9.8Bn

- Minority interests in other real estate investment management platforms
- Primarily interests in Digital Colony and RXR Realty

Notes:
Real Estate Vertical and Investment Management totals may not sum to total Assets Under Management due to rounding.
(1) Represents pro rata carrying value of assets as of June 30, 2019.
(2) Bulk Industrial pro rata carrying value of assets was $190 million as of June 30, 2019.
(3) Subsequent to the second quarter 2019, NRE entered into a definitive agreement to be acquired. Upon closing of the sale of NRE, the Company's management agreement with NRE will terminate and the Company will receive a balance of $65 million from the $70 million overall termination fee (a $5 million incentive fee was paid to the Company in the second quarter of 2019).

Colony Capital | Supplemental Financial Report	7

I. Corporate Overview – Healthcare Real Estate Vertical

- Diversified and scaled portfolio; balance sheet portfolio synergistic with ~$4Bn AUM Healthcare non-traded REIT managed by CLNY

Consolidated Key Stats as of 6/30/19

Property Count	413
Beds / Units	~23,300
MOB Total SF	3.8MM
2Q19 Consolidated NOI	$77MM
Sr. Housing - Operating Occupancy	84.8%
MOB Occupancy	82.3%
NNN Rent Coverage	1.4x
% of NOI - NNN	61%
CLNY Ownership	71%

Geographic Overview (% of 2Q19 NOI)

WA: 2%
OR: 6%
ID: 1%
CA: 5%
MN: 1%
MA: <1%
MI: 1%
PA:6%
UT: <1%
CO: 3%
NE: <1%
IL: 9%
IN: 10%
OH: 6%
MD: <1%
KS: <1%
MO: 1%
VA: 2%
KY: 1%
NC: 3%
TN: 2%
AZ: 1%
NM: <1%
OK: 1%
AR: <1%
SC: 1%
MS: <1%
AL: 1%
GA: 7%
HI: <1%
LA: 2%
TX: 6%
FL: 9%
UK: 12%

Sub-Sector Composition [1,2]

Hospital 6%
MOB 18%
RIDEA
NNN
Senior Housing 41%
SNF 35%
Approximately 48% of senior housing facilities by NOI are net leased

Revenue Mix [1,2]

Medicare 10%
Medicaid 31%
Private Pay 59%

NNN Rent Coverage [1,3]

>1.5x 22%
<1.0x 25%
1.0x-1.5x 53%

Notes:
(1) Data as of June 30, 2019 unless otherwise noted.
(2) Based on NOI for the quarter ended June 30, 2019, at CLNY share.
(3) Overall percentages are weighted by March 31, 2019 trailing twelve month NOI exposure in each category.

Colony Capital | Supplemental Financial Report	8

I. Corporate Overview – Industrial Real Estate Vertical

- Vertically integrated industrial portfolio comprising 60MM square feet

Consolidated Key Stats as of 6/30/19

	Light	Bulk
Buildings	446	6
Rentable SF	55.7MM	4.2MM
2Q19 Consolidated NOI	$59MM	$3MM
Leased	91.6%	67.4%
WALT (years)	3.9	11.7
2Q19 Acquisitions	$220MM	N/A
CLNY Ownership	34%	51%

Geographic Overview (% of 2Q19 NOI)

Seattle: 2%
Portland: <1%
Minneapolis: 6%
Reno: 1%
Salt Lake City: 3%
Central PA: 2%
Philadelphia/ New Jersey: 10%
Chicago: 8%
Baltimore: 6%
San Francisco: 3%
Central Valley: 1%
Las Vegas: 4%
Denver: 2%
Kansas City: 3%
St. Louis: 2%
Los Angeles: <1%
Phoenix: 6%
Atlanta: 12%
Dallas: 12%
Austin: 1%
Houston: 3%
San Antonio: 1%
Jacksonville: 4%
Orlando: 6%
Tampa: 1%

Tenant Type [1,2]

Local 10%
Regional 12%
International 35%
National 43%

Tenant Use [1,2]

Office 1%
Retail/Showroom 1%
Other 1%
Manufacturing 20%
Distribution/ Warehouse 77%

Tenant Industry [1,2]

Other 9%
Media & Information 5%
Health & Science 7%
Wholesale Trade 9%
Professional, Scientific and Technical Services 9%
Manufacturing 18%
Warehousing & Transportation 42%

Notes:
(1) Represents light industrial portfolio data only.
(2) Tenant Type, Use and Industry data based on % of total leased square feet for the quarter ended June 30, 2019.

Colony Capital | Supplemental Financial Report	9

I. Corporate Overview – Hospitality Real Estate Vertical

- Attractive select service portfolio with strong cash flow profile and leading operator relationships

Consolidated Key Stats as of 6/30/19

Hotels	164
Keys	~21,700
2Q19 Consolidated NOI before FF&E Reserve	$83MM
2Q19 Occupancy	78.6%
2Q19 ADR	$133
2Q19 RevPAR	$104
2Q19 NOI Margin	36%
CLNY Ownership	94%

Geographic Overview (% of 2Q19 NOI before FF&E Reserve)

WA: 3%
CA: 10%
AZ: 2%
CO: 1%
NM: <1%
TX: 16%
OK: <1%
LA: <1%
IL: 2%
MI: 3%
OH: 2%
KY: 2%
TN: 3%
AL: <1%
GA: 6%
FL: 8%
NC: 6%
VA: 8%
PA: 3%
NY: 6%
NH: 4%
ME: 1%
MA: 2%
CT: 2%
NJ: 9%
MD: 3%

Hotel Type [1]

Full Service 4%
Extended Stay 37%
Select Service 59%

Brand [1]

HYATT
4%
1%
IHG
Hilton
16%
79%
Marriott

Chain Scale [1]

Upper Midscale 9%
Upper Upscale 4%
Upscale 87%

Notes:
(1) Based on room count.

Colony Capital | Supplemental Financial Report	10

I. Corporate Overview –
Colony Credit Real Estate (CLNC)

- Scaled, diversified real estate credit REIT externally managed by CLNY

Key Stats as of 6/30/19

Monthly Dividend / Share	$0.145
Annualized Dividend / Share	$1.74
Total At-Share Assets [1]	$5.8Bn
Book Equity Value [1]	$2.6Bn
Debt-to-Asset Ratio [2]	52%
Net Debt-to-Equity Ratio [3]	1.1x
CLNY Ownership	36%

Top CRE Mortgage REITs by Shareholders Equity

Shareholders Equity ($Bn) 4
5.0
4.0
3.0
2.0
1.0
0.0
4.6
3.4
2.7
2.6
1.6
1.5
1.1
1.0
0.9
0.6
0.4

Investment Type [5]

Preferred Equity & Other Loans 6%
PE Interests 1%
Operating Real Estate 14%
Senior Mortgage Loans 42%
CRE Debt Securities 7%
Mezzanine Loans 7%
Net Lease Real Estate 23%

Property Type [5]

Retail 6%
Other 5%
Office 36%
Hotel 17%
Industrial 17%
Multifamily 19%

Geography [5]

Southwest 8%
Other <1%
Europe 11%
West 39%
Southeast 12%
Midwest 14%
Northeast 16%

Notes:
(1) Represents total assets and GAAP book equity value at CLNC share as of June 30, 2019. Includes noncontrolling interest in operating partnership and excludes noncontrolling interest in investment entities.
(2) Debt-to-asset ratio based on total outstanding secured debt agreements (UPB) at CLNC share divided by total assets at CLNC share as of June 30, 2019.
(3) Represents CLNC's share of total outstanding secured debt agreements (UPB) less unrestricted cash at CLNC share divided by total shareholders' equity as of June 30, 2019; shareholders' equity includes noncontrolling interest in operating partnership and excludes noncontrolling interest in investment entities.
(4) Excludes noncontrolling interest and preferred stock at liquidation preference and includes operating partnership interest; based on company filings as of June 30, 2019
(5) Based on carrying values at CLNC share as of June 30, 2019: excludes CMBS, mortgage loans held in securitization trusts and Private Equity interests (except for Investment Type chart).

Colony Capital | Supplemental Financial Report	11

I. Corporate Overview – Other Equity and Debt

- Total $3.1Bn Assets and $1.8Bn Net Equity; Non-Strategic OED totals $1.8Bn of assets and $1.0Bn of net equity, which will be monetized in near term to simplify the balance sheet and generate capital for strategic initiatives

Selected Assets

Tolka Loan Portfolio – Strategic (Dublin, Ireland)

One California Plaza –Strategic (Los Angeles)

COURTYARD

THL Hotel Portfolio – Non-Strategic (U.S., Nationwide)

Asset Type [1]

NRE
5%
Net Lease
4%
Real Estate
Equity
33%
GP Co-
Invest
39%
Real Estate Debt
15%
PE Secondaries, CRE
Securities and Other
4%

Strategy Type [2]

Non-Strategic
56%
Strategic
44%
Majority of OED assets
viewed as non-strategic
– plan to monetize in
near-term

Notes:
(1) Based on total undepreciated carrying value of equity of $1.8 billion as of June 30, 2019.
(2) Based on undepreciated carrying value of equity of non-strategic and strategic investments of $1.0 billion and $794 million, respectively, as of June 30, 2019.

Colony Capital | Supplemental Financial Report	12

I. Corporate Overview – Investment Management

- Diversified sources of third party capital across multiple product offerings and asset classes within real estate

$28.6Bn AUM

Institutional Funds

- Includes Credit, Core-Plus / Value-Add, Opportunistic, Colony Industrial Fund and Colony Latam Partners

Public Vehicles

- External manager of Colony Credit Real Estate and NorthStar Realty Europe (1)

$5.2
$4.0
$10.2
$6.8
$18.0Bn FEEUM
$5.7
$1.4
$9.8
$3.4

Retail

- Primarily NorthStar Healthcare (non-traded REIT)

REIM Platforms/Affiliates

- Includes interests in Digital Colony, RXR Realty and American Healthcare Investors

Digital Bridge Holdings ("DBH")

- On July 25, 2019, the Company, acquired DBH, the premier investment manager dedicated to the next generation of mobile and internet connectivity

Notes:

Colony Capital | Supplemental Financial Report	13

I. Corporate Overview – Digital Bridge Holdings

- In July, Colony completed the business combination with Digital Bridge Holdings (DBH), a leading global investment manager of digital infrastructure assets including cell towers, small cells, fiber and data centers

- DBH manages nearly $14 billion(2) of AUM
  - Manages and operates nine portfolio companies globally including Andean Telecom Partners, DataBank, ExteNet Systems, Mexico Tower Partners, Vantage Data Centers, Vertical Bridge, Digita, Peer 1, Freshwave Group
  - Under definitive agreement to acquire Zayo Group Holdings, Inc., a leading provider of communications infrastructure services, for $14.3 billion, in partnership with EQT Partners (shareholder approval received)
- Transaction consideration of $325M comprised of 2/3 cash and 1/3 OP units (21.5M OP units)(1)
- Marc Ganzi, co-founder and CEO of DBH, to succeed Tom Barrack as CEO of CLNY in approximately 18-24 months upon which Tom Barrack will return to the sole position of Executive Chairman
  - In the meantime, Marc Ganzi and Ben Jenkins, the Chairman and co-founder of Digital Bridge, will continue to oversee DBH substantially consistent with past practices(3)

EXISTING PORTFOLIO COMPANIES	
Tower Assets	4 Companies; 310,000+ Total Sites
Small Cell & Fiber Assets	3 Companies; 30,000+ Nodes 500+ Networks 5,000+ route miles fiber
Enterprise & Hyperscale Data Centers	3 Companies; 35+ Data Centers

AUM / FEEUM (2)	
AUM	$13.7 billion
FEEUM	$7.3 billion

(1) OP Unit pricing based on 30-day volume-weighted average price calculation of $5.04 as of July 24, 2019. Subject to 3-year lock-up burning off ratably at the end of each year. 10% of the total consideration, or $32.5 million, is deferred until the expiration of certain customary seller indemnification obligations following completion of the DBH 2019 audited financial statements.
(2) Includes 100% share of AUM & FEEUM from Digital Colony Partners of $4.6B and $3.6B, respectively (CLNY previously reported 50% share); excludes pending co-investment commitments.
(3) Messrs. Ganzi and Jenkins have entered into employment agreements with Colony with five- and three-year terms, respectively. Mr. Ganzi also received a sign-on award of 10,000,000 OP Units under the CLNY incentive plan, which vest if CLNY shares close at $10 or higher for 90 consecutive trading days during the five-year period following the transaction, generally contingent on continued employment.

Colony Capital | Supplemental Financial Report	14

I. Corporate Overview – Investment Management (Cont'd)

- History of being a first mover on large scale real estate investment management opportunities

SINGLE FAMILY RENTAL

ColonyAmericanHomes

***Thesis**: Generational single family home mispricing presented tremendous buy vs. rent dynamics with significant single family rental demand from a population unable to buy homes*

- Began buying homes in March 2012
- Acquired ~20,000 homes before merger with Starwood Waypoint Homes
- Raised $1.7Bn of new LP capital raised in a closed end fund with final divestment in Q217

INDUSTRIAL

COLONY INDUSTRIAL

***Thesis**: Identified supply constrained light industrial asset class, which is the critical "last-mile" of logistics, as a beneficiary of accelerating e-commerce demand*

- Acquired $1.6Bn Cobalt Capital Partners portfolio in Dec. 2014
- Utilized balance sheet to commit to initial acquisition
- Now have $821MM of balance sheet capital alongside $1.7Bn billion of third party capital
- High growth permanent capital vehicle in an open-end fund structure

DIGITAL

digitalcolony

***Thesis**: Capitalize on unabated growth in mobile & internet data traffic through investment in underserved and underpenetrated digital infrastructure asset class with best-in-class operator Digital Bridge*

- Aggregate fund commitments of $4Bn as of June 30, 2019
- Attractive third-party capital ratio of over 12:1

Colony Capital | Supplemental Financial Report	15

IIa. Financial Overview - Summary Metrics

($ and shares in thousands, except per share data and as noted; as of or for the three months ended June 30, 2019, unless otherwise noted) (Unaudited)
Financial Data
Net income (loss) attributable to common stockholders	$(468,890)
Net income (loss) attributable to common stockholders per basic share	(0.98)
Core FFO(1)	57,135
Core FFO per basic share	0.11
Q3 2019 dividend per share	0.11
Annualized Q3 2019 dividend per share	0.44

Balance Sheet, Capitalization and Trading Statistics
Total consolidated assets	$22,658,538
CLNY OP share of consolidated assets	15,171,761
Total consolidated debt(2)	10,958,484
CLNY OP share of consolidated debt(2)	7,540,091
Shares and OP units outstanding as of June 30, 2019	518,918
Shares and OP units outstanding as of August 6, 2019(3)	540,350
Share price as of August 6, 2019	5.41
Market value of common equity & OP units as of August 6, 2019	2,923,294
Liquidation preference of perpetual preferred equity	1,436,605
Insider ownership of shares and OP units as of August 6, 2019	9.4%
Total Assets Under Management ("AUM")	$ 43.3 billion
Fee Earning Equity Under Management ("FEEUM")	$ 18.0 billion

Notes:
In evaluating the information presented throughout this presentation see the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures.

(1)	Second quarter 2019 Core FFO included net investment losses of $17.2 million.

(2)	Represents principal balance and excludes debt issuance costs, discounts and premiums.

(3)	Includes 21.5 million operating company units issued on July 25, 2019 for the acquisition of Digital Bridge Holdings.

Colony Capital | Supplemental Financial Report	16

IIb. Financial Overview - Summary of Segments

($ in thousands; as of or for the three months ended June 30, 2019, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Healthcare Real Estate
Q2 2019 net operating income(1)(2)	$77,119	$54,678
Annualized net operating income(3)	304,756	216,072
Investment-level non-recourse financing(4)	3,022,747	2,156,983

Industrial Real Estate
Q2 2019 net operating income(2)	62,239	21,402
Annualized net operating income	248,956	85,608
Investment-level non-recourse financing(4)	2,022,391	719,663

Hospitality Real Estate
Q2 2019 NOI before FF&E Reserve(2)	82,696	77,982
TTM NOI before FF&E Reserve(5)	283,585	267,421
Investment-level non-recourse financing(4)	2,659,562	2,488,688

Notes:

(1)
NOI includes $0.9 million consolidated or $0.7 million CLNY OP share of interest earned related to $50 million consolidated or $35 million CLNY OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended June 30, 2019.

(2)	For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

(3)	Excludes $0.9 million of consolidated or $0.7 million CLNY OP share of one-time recovery of uncollectible rents received during the second quarter 2019.

(4)	Represents unpaid principal balance.

(5)	TTM = trailing twelve month.

Colony Capital | Supplemental Financial Report	17

IIb. Financial Overview - Summary of Segments (cont’d)

($ in thousands except as noted; as of or for the three months ended June 30, 2019, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
CLNC
Net carrying value of 36% interest	$743,015	$743,015	(1)
Other Equity and Debt (2)
1) Strategic Investments
a) GP co-investments - net carrying value	1,879,642	707,308
b) Net carrying value of 11% interest in NRE	86,581	86,581
2) Net lease real estate equity
a) Q2 2019 net operating income	695	694
b) Investment-level non-recourse financing(3)	107,608	106,983
3) Other real estate equity
a) Undepreciated carrying value of real estate assets(4)	2,007,451	1,031,488
b) Investment-level non-recourse financing(3)	1,341,950	689,515
c) Carrying value - equity method investments (including Albertsons)	333,128	253,877
4) Real estate debt
a) Carrying value - consolidated(5)	339,597	239,120
b) Investment-level non-recourse financing(3)	—	—
c) Carrying value - equity method investments	18,253	13,186
d) Carrying value - real estate assets (REO within debt portfolio) and other(4)	34,543	21,261
5) CRE securities and real estate PE fund investments
a) Carrying value		67,940
Investment Management
Third-party AUM ($ in millions)		28,569
FEEUM ($ in millions)		17,960
Q2 2019 fee revenue and REIM platform equity method earnings		40,204
Net Assets
Cash and cash equivalents, restricted cash and other assets(6)	1,298,021	998,973
Accrued and other liabilities and dividends payable(7)	952,478	832,904
Net assets	$345,543	$166,069

Notes:

(1)
Includes a $228 million noncash write-down of the carrying value of the Company's 48 million shares of CLNC to a value based on CLNC’s closing stock price of $15.50 on June 28, 2019, the last trading day of the second quarter, required under generally accepted accounting principles as a result of the prolonged period of time in which the carrying value of the Company's CLNC shares has exceeded CLNC share trading prices.

(2)	Includes assets classified as held for sale on the Company’s financial statements.

(3)	Represents unpaid principal balance.

(4)	Includes all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation.

(5)	Excludes $50 million consolidated or $35 million CLNY OP share carrying value of healthcare real estate development loans.

(6)
Other assets excludes $4 million consolidated and CLNY OP share of deferred financing costs and $54 million consolidated or $30 million CLNY OP share of restricted cash which is included in the undepreciated carrying value of the hotel portfolio in Other Real Estate Equity shown on page 41.

(7)
Accrued and other liabilities exclude $40 million consolidated and CLNY OP share of deferred tax liabilities and other liabilities which are not due in cash and $112 million of derivative liability which is included in the debt of Other GP Co-investments shown on page 40.

Colony Capital | Supplemental Financial Report	18

IIIa. Financial Results - Consolidated Balance Sheet

($ in thousands, except per share data) (unaudited)	As of June 30, 2019
Assets
Cash and cash equivalents	$353,984
Restricted cash	336,491
Real estate, net	10,348,430
Loans receivable, net	1,487,611
Equity and debt investments	2,373,690
Goodwill	1,514,561
Deferred leasing costs and intangible assets, net	372,351
Assets held for sale	5,205,340
Other assets	621,673
Due from affiliates	44,407
Total assets	$22,658,538
Liabilities
Debt, net	$8,739,667
Accrued and other liabilities	1,020,709
Intangible liabilities, net	100,730
Liabilities related to assets held for sale	2,168,168
Dividends and distributions payable	84,221
Total liabilities	12,113,495
Commitments and contingencies
Redeemable noncontrolling interests	7,945
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,436,605 liquidation preference; 250,000 shares authorized; 57,464 shares issued and outstanding	1,407,495
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 487,013 shares issued and outstanding	4,870
Class B, 1,000 shares authorized; 734 shares issued and outstanding	7
Additional paid-in capital	7,621,655
Distributions in excess of earnings	(2,699,276)
Accumulated other comprehensive income	26,967
Total stockholders’ equity	6,361,718
Noncontrolling interests in investment entities	3,861,047
Noncontrolling interests in Operating Company	314,333
Total equity	10,537,098
Total liabilities, redeemable noncontrolling interests and equity	$22,658,538

Colony Capital | Supplemental Financial Report	19

IIIb. Financial Results - Noncontrolling Interests’ Share Balance Sheet

($ in thousands, except per share data) (unaudited)	As of June 30, 2019
Assets
Cash and cash equivalents	$123,623
Restricted cash	105,530
Real estate, net	2,608,800
Loans receivable, net	695,595
Equity and debt investments	510,135
Deferred leasing costs and intangible assets, net	77,804
Assets held for sale	3,270,934
Other assets	94,356
Total assets	$7,486,777
Liabilities
Debt, net	$2,077,509
Accrued and other liabilities	119,573
Intangible liabilities, net	30,564
Liabilities related to assets held for sale	1,390,139
Total liabilities	3,617,785
Commitments and contingencies
Redeemable noncontrolling interests	7,945
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,436,605 liquidation preference; 250,000 shares authorized; 57,464 shares issued and outstanding	—
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 487,013 shares issued and outstanding	—
Class B, 1,000 shares authorized; 734 shares issued and outstanding	—
Additional paid-in capital	—
Distributions in excess of earnings	—
Accumulated other comprehensive income	—
Total stockholders’ equity	—
Noncontrolling interests in investment entities	3,861,047
Noncontrolling interests in Operating Company	—
Total equity	3,861,047
Total liabilities, redeemable noncontrolling interests and equity	$7,486,777

Colony Capital | Supplemental Financial Report	20

IIIc. Financial Results - Consolidated Segment Operating Results

	Three Months Ended June 30, 2019
($ in thousands) (unaudited)	Healthcare	Industrial	Hospitality	CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues
Property operating income	$144,863	$—	$227,016	$—	$116,909	$—	$—	$488,788
Interest income	946	—	1	—	32,983	405	720	35,055
Fee income	—	—	—	—	—	35,433	—	35,433
Other income	87	—	63	—	2,174	7,964	3,875	14,163
Total revenues	145,896	—	227,080	—	152,066	43,802	4,595	573,439
Expenses
Property operating expense	63,924	—	144,691	—	70,625	—	—	279,240
Interest expense	57,135	—	41,591	—	29,216	—	13,796	141,738
Investment and servicing expense	9,097	—	2,712	—	7,355	—	853	20,017
Transaction costs	—	—	—	—	—	318	—	318
Depreciation and amortization	40,778	—	37,008	—	23,166	6,918	1,512	109,382
Provision for loan loss	—	—	—	—	15,003	—	—	15,003
Impairment loss	51,324	—	420	—	32,302	—	649	84,695
Compensation expense
Cash and equity-based compensation	1,787	—	1,727	—	1,744	17,332	19,840	42,430
Carried interest and incentive compensation	—	—	—	—	—	1,146	—	1,146
Administrative expenses	514	—	456	—	1,952	1,212	16,012	20,146
Total expenses	224,559	—	228,605	—	181,363	26,926	52,662	714,115
Other income (loss)
Gain on sale of real estate assets	—	—	140	—	5,937	—	—	6,077
Other gain (loss), net	(2,261)	—	(114)	—	(1,995)	5	(85,141)	(89,506)
Equity method earnings	—	—	—	(267,912)	25,757	(17,133)	—	(259,288)
Equity method earnings—carried interest	—	—	—	—	—	1,836	—	1,836
Income (loss) before income taxes	(80,924)	—	(1,499)	(267,912)	402	1,584	(133,208)	(481,557)
Income tax benefit (expense)	(596)	—	(2,006)	—	(406)	266	157	(2,585)
Income (loss) from continuing operations	(81,520)	—	(3,505)	(267,912)	(4)	1,850	(133,051)	(484,142)
Income (loss) from discontinued operations	—	(2,663)	—	—	—	2,159	—	(504)
Net income (loss)	(81,520)	(2,663)	(3,505)	(267,912)	(4)	4,009	(133,051)	(484,646)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	—	—	—	—	509	—	—	509
Investment entities	(19,181)	673	13	—	5,702	(621)	—	(13,414)
Operating Company	(3,723)	(201)	(188)	(16,120)	(374)	279	(9,662)	(29,989)
Net income (loss) attributable to Colony Capital, Inc.	(58,616)	(3,135)	(3,330)	(251,792)	(5,841)	4,351	(123,389)	(441,752)
Preferred stock dividends	—	—	—	—	—	—	27,138	27,138
Net income (loss) attributable to common stockholders	$(58,616)	$(3,135)	$(3,330)	$(251,792)	$(5,841)	$4,351	$(150,527)	$(468,890)

Colony Capital | Supplemental Financial Report	21

IIId. Financial Results - Noncontrolling Interests’ Share Segment Operating Results

	Three Months Ended June 30, 2019
($ in thousands) (unaudited)	Healthcare	Industrial	Hospitality		CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues				—
Property operating income	$40,987	$—	$14,035		$—	$58,392	$—	$—	$113,414
Interest income	287	—	—		—	19,318	—	—	19,605
Fee income	—	—	—		—	—	—	—	—
Other income	22	—	6		—	609	—	—	637
Total revenues	41,296	—	14,041		—	78,319	—	—	133,656
Expenses
Property operating expense	17,624	—	8,867		—	34,382	—	—	60,873
Interest expense	16,509	—	2,631		—	12,438	—	—	31,578
Investment and servicing expense	2,672	—	132		—	2,560	—	—	5,364
Transaction costs	—	—	—		—	—	—	—	—
Placement fees	—	—	—		—	—	—	—	—
Depreciation and amortization	11,762	—	2,357		—	12,415	—	—	26,534
Provision for loan loss	—	—	—		—	4,237	—	—	4,237
Impairment loss	14,456	—	1		—	22,739	—	—	37,196
Compensation expense
Cash and equity-based compensation	—	—	—		—	124	—	—	124
Carried interest and incentive compensation	—	—	—		—	—	—	—	—
Administrative expenses	152	—	27		—	774	5	—	958
Total expenses	63,175	—	14,015		—	89,669	5	—	166,864
Other income (loss)
Gain on sale of real estate assets	—	—	—		—	3,772	—	—	3,772
Other gain (loss), net	(686)	—	(13)		—	(370)	—	—	(1,069)
Equity method earnings (losses)	—	—	—		—	14,171	(4)		14,167
Equity method earnings—carried interest	—	—	—		—	—	(270)	—	(270)
Income (loss) before income taxes	(22,565)	—	13		—	6,223	(279)	—	(16,608)
Income tax benefit (expense)	(104)	—	—		—	(12)	—	—	(116)
Net income (loss)	(22,669)	—	13		—	6,211	(279)	—	(16,724)
Income (loss) from discontinued operations	—	673	—		—	—	—	—	673
Non-pro rata allocation of income (loss) to NCI	3,488	—	—		—	—	(342)	—	3,146
Net income (loss) attributable to noncontrolling interests	$(19,181)	$673	$13		$—	$6,211	$(621)	$—	$(12,905)

Colony Capital | Supplemental Financial Report	22

IIIe. Financial Results - Segment Reconciliation of Net Income to FFO & Core FFO

	Three Months Ended June 30, 2019
	OP pro rata share by segment								Amounts attributable to noncontrolling interests	CLNY consolidated as reported
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality	CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total OP pro rata share
Net income (loss) attributable to common stockholders	$(58,616)	$(3,135)	$(3,330)	$(251,792)	$(5,841)	$4,351	$(150,527)	$(468,890)	$—	$(468,890)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(3,723)	(201)	(188)	(16,120)	(374)	279	(9,662)	(29,989)	—	(29,989)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(62,339)	(3,336)	(3,518)	(267,912)	(6,215)	4,630	(160,189)	(498,879)	—	(498,879)
Adjustments for FFO:
Real estate depreciation and amortization	29,732	15,661	34,651	10,353	11,702	1,751	—	103,850	55,646	159,496
Impairment of real estate	36,868	—	419	3,555	9,563	—	—	50,405	37,195	87,600
Gain from sales of real estate	—	(184)	(140)	—	(2,628)	—	—	(2,952)	(4,136)	(7,088)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	—	(88,705)	(88,705)
FFO	$4,261	$12,141	$31,412	$(254,004)	$12,422	$6,381	$(160,189)	$(347,576)	$—	$(347,576)
Additional adjustments for Core FFO:
(Gains) and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO(1)	—	—	—	—	1,658	—	—	1,658	1,627	3,285
(Gains) and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment	—	—	—	—	—	19,878	—	19,878	—	19,878
CLNC Core Earnings & NRE Cash Available for Distribution adjustments(2)	—	—	—	266,276	(482)	—	—	265,794	—	265,794
Equity-based compensation expense	498	689	498	987	627	2,796	3,290	9,385	—	9,385
Straight-line rent revenue and expense	(1,814)	(1,103)	279	—	(1,361)	189	(23)	(3,833)	(2,933)	(6,766)
Amortization of acquired above- and below-market lease values	(1,512)	(341)	3	(303)	(51)	—	—	(2,204)	(1,254)	(3,458)
Amortization of deferred financing costs and debt premiums and discounts	8,840	465	3,655	77	2,952	88	1,661	17,738	6,948	24,686
Unrealized fair value gains or losses on interest rate and foreign currency hedges, and foreign currency remeasurements	1,490	(3)	—	—	179	(6)	86,705	88,365	768	89,133
Acquisition and merger-related transaction costs	—	—	—	174	236	873	—	1,283	—	1,283
Merger integration and restructuring costs(3)	—	—	—	—	—	—	361	361	—	361
Amortization and impairment of investment management intangibles	—	—	—	—	—	6,911	—	6,911	—	6,911
Non-real estate depreciation and amortization	—	46	—	—	—	7	1,512	1,565	—	1,565
Amortization of gain on remeasurement of consolidated investment entities	—	—	—	—	14	—	—	14	14	28
Deferred tax (benefit) expense, net	—	—	—	—	—	(2,119)	(85)	(2,204)	—	(2,204)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	—	(5,170)	(5,170)
Core FFO	$11,763	$11,894	$35,847	$13,207	$16,194	$34,998	$(66,768)	$57,135	$—	$57,135
Notes:

(1)	Net of $3.1 million consolidated or $1.0 million CLNY OP share of depreciation, amortization and impairment charges previously adjusted to calculate FFO and Core Earnings.

(2)
Represents adjustments to align the Company’s Core FFO with CLNC’s definition of Core Earnings and NRE’s definition of Cash Available for Distribution (“CAD”) to reflect the Company’s percentage interest in the respective company’s earnings. These adjustments include provisions for loan losses, realized gains and losses plus other differences that are included/excluded in CLNC’s core earnings and NRE’s CAD.

(3)
Merger integration and restructuring costs represent costs and charges incurred during the integration of Colony, NSAM and NRF and from the corporate restructuring and reorganization plan. These integration and restructuring costs are not reflective of the Company’s core operating performance and the Company does not expect to incur these costs subsequent to the completion of the merger integration and restructuring and reorganization plan. The majority of these costs consist of severance, employee costs of those separated or scheduled for separation, system integration and lease terminations.

Colony Capital | Supplemental Financial Report	23

IVa. Capitalization - Overview

($ in thousands; except per share data; as of June 30, 2019, unless otherwise noted)		Consolidated amount	CLNY OP share of consolidated amount

Debt (UPB)
$750,000 Revolving credit facility		$85,000	$85,000
Convertible/exchangeable senior notes		616,105	616,105
Corporate aircraft promissory note		36,143	36,143
Trust Preferred Securities ("TruPS")		280,117	280,117
Investment-level debt:
Healthcare		3,022,747	2,156,983
Industrial		2,022,391	719,663
Hospitality		2,659,562	2,488,688
Other Equity and Debt		2,236,419	1,157,392
Total investment-level debt		9,941,119	6,522,726
Total debt		$10,958,484	$7,540,091

Perpetual preferred equity, redemption value
Total perpetual preferred equity			$1,436,605

Common equity as of August 6, 2019	Price per share	Shares / Units
Class A and B common stock	$5.41	487,700	$2,638,457
OP units(1)	5.41	52,650	284,837
Total market value of common equity			$2,923,294

Total market capitalization			$11,899,990

Notes:

(1)	Includes 21.5 million operating company units issued on July 25, 2019 for the acquisition of Digital Bridge Holdings.

Colony Capital | Supplemental Financial Report	24

IVb. Capitalization - Investment-Level Debt Overview

($ in thousands; as of or for the three months ended June 30, 2019, unless otherwise noted)
Non-recourse investment-level debt overview
		Consolidated	CLNY OP share of consolidated amount
	Fixed / Floating	Unpaid principal balance	Unpaid principal balance	Wtd. avg. years remaining to maturity	Wtd. avg. interest rate(1)
Healthcare	Fixed	$405,980	$285,038	5.6	4.5%
Healthcare	Floating	2,616,767	1,871,945	4.2	6.0%
Light Industrial(2)	Fixed	1,476,256	495,403	8.9	3.8%
Light Industrial(2)	Floating	311,135	104,410	4.6	3.8%
Bulk Industrial	Floating	235,000	119,850	4.6	4.4%
Hospitality	Fixed	12,960	12,636	2.1	13.0%
Hospitality	Floating	2,646,602	2,476,052	3.5	5.5%
Other Equity and Debt
Net lease real estate equity	Fixed	107,608	106,983	3.5	5.0%
Other real estate equity	Fixed	58,310	16,696	3.7	2.6%
Other real estate equity	Floating	1,283,640	672,819	3.0	4.9%
GP Co-investments	Floating	785,744	360,672	2.6	4.2%
GP Co-investments	Fixed	1,117	222	4.1	2.4%
Total investment-level debt		$9,941,119	$6,522,726	4.1	5.3%

Fixed / Floating Summary
Fixed		$2,062,231	$916,978
Floating		7,878,888	5,605,748
Total investment-level debt		$9,941,119	$6,522,726

Notes:

(1)	Based on 1-month LIBOR of 2.40% and 3-month LIBOR of 2.32% for floating rate debt.

(2)
$300 million consolidated or $101 million CLNY OP share of Light Industrial floating rate (LIBOR plus 135bps) term debt is categorized as fixed rate debt to reflect interest rate swaps resulting in an effective fixed rate of 3.50%.

Colony Capital | Supplemental Financial Report	25

IVc. Capitalization - Revolving Credit Facility Overview

($ in thousands, except as noted; as of June 30, 2019)
Revolving credit facility
Maximum principal amount	$750,000
Amount outstanding	85,000
Initial maturity	January 11, 2021
Fully-extended maturity	January 10, 2022
Interest rate	LIBOR + 2.25%

Financial covenants as defined in the Credit Agreement:	Covenant level
Consolidated Tangible Net Worth	Minimum $4,550 million
Consolidated Fixed Charge Coverage Ratio(1)	Minimum 1.30 to 1.00
Interest Coverage Ratio(2)	Minimum 3.00 to 1.00
Consolidated Leverage Ratio	Maximum 0.65 to 1.00

Company status: As of June 30, 2019, CLNY is meeting all required covenant threshold levels

Notes:

(1)	In the event the Fixed Charge Coverage Ratio is between 1.50 and 1.30 to 1.00, the borrowing base formula will be discounted by 10%.

(2)
Interest Coverage Ratio represents the ratio of the sum of (1) earnings from borrowing base assets and (2) certain investment management earnings divided by the greater of (a) actual interest expense on the revolving credit facility and (b) the average balance of the facility multiplied by 7.0% for the applicable quarter.

Colony Capital | Supplemental Financial Report	26

IVd. Capitalization - Corporate Securities Overview

($ in thousands, except per share data; as of June 30, 2019, unless otherwise noted)
Convertible/exchangeable debt
Description	Outstanding principal	Final due date	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares	Redemption date
5.0% Convertible senior notes	$200,000	April 15, 2023	5.00% fixed	$15.76	63.4700	12,694	On or after April 22, 2020(1)
3.875% Convertible senior notes	402,500	January 15, 2021	3.875% fixed	16.57	60.3431	24,288	On or after January 22, 2019(1)
5.375% Exchangeable senior notes	13,605	June 15, 2033	5.375% fixed	12.04	83.0837	1,130	On or after June 15, 2020(1)
Total convertible debt	$616,105

TruPS
Description	Outstanding principal	Final due date	Interest rate
Trust I	$41,240	March 30, 2035	3M L + 3.25%
Trust II	25,780	June 30, 2035	3M L + 3.25%
Trust III	41,238	January 30, 2036	3M L + 2.83%
Trust IV	50,100	June 30, 2036	3M L + 2.80%
Trust V	30,100	September 30, 2036	3M L + 2.70%
Trust VI	25,100	December 30, 2036	3M L + 2.90%
Trust VII	31,459	April 30, 2037	3M L + 2.50%
Trust VIII	35,100	July 30, 2037	3M L + 2.70%
Total TruPS	$280,117

Perpetual preferred stock
Description	Liquidation preference	Shares outstanding (In thousands)	Callable period
Series B 8.25% cumulative redeemable perpetual preferred stock	$152,855	6,114	Callable
Series E 8.75% cumulative redeemable perpetual preferred stock	250,000	10,000	Callable
Series G 7.5% cumulative redeemable perpetual preferred stock	86,250	3,450	Callable
Series H 7.125% cumulative redeemable perpetual preferred stock	287,500	11,500	On or after April 13, 2020
Series I 7.15% cumulative redeemable perpetual preferred stock	345,000	13,800	On or after June 5, 2022
Series J 7.125% cumulative redeemable perpetual preferred stock	315,000	12,600	On or after September 22, 2022
Total preferred stock	$1,436,605	57,464

Notes:

(1)	Callable at principal amount only if CLNY common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days.

Colony Capital | Supplemental Financial Report	27

IVe. Capitalization - Debt Maturity and Amortization Schedules

($ in thousands; as of June 30, 2019)		Payments due by period(1)
Consolidated debt	Fixed / Floating	2019	2020	2021	2022	2023 and after	Total
$750,000 Revolving credit facility	Floating	$—	$—	$—	$85,000	$—	$85,000
Convertible/exchangeable senior notes	Fixed	—	—	402,500	—	213,605	616,105
Corporate aircraft promissory note	Fixed	1,077	2,243	2,359	2,480	27,984	36,143
TruPS	Floating	—	—	—	—	280,117	280,117
Investment-level debt:
Healthcare	Fixed	—	6,809	8,083	9,068	382,020	405,980
Healthcare	Floating	304,145	97,502	280,486	4,212	1,930,422	2,616,767
Light Industrial(2)	Fixed	424	5,825	2,690	6,736	1,460,581	1,476,256
Light Industrial(2)	Floating	—	—	—	—	311,135	311,135
Bulk Industrial	Floating	—	—	—	—	235,000	235,000
Hospitality	Fixed	—	—	12,960	—	—	12,960
Hospitality	Floating	—	132,250	207,552	1,630,000	676,800	2,646,602
Other Equity and Debt	Fixed	36,845	13,616	13,772	19,838	82,964	167,035
Other Equity and Debt	Floating	100,725	211,468	265,520	1,027,685	463,986	2,069,384
Total consolidated debt		$443,216	$469,713	$1,195,922	$2,785,019	$6,064,614	$10,958,484

Pro rata debt	Fixed / Floating	2019	2020	2021	2022	2023 and after	Total
$750,000 Revolving credit facility	Floating	$—	$—	$—	$85,000	$—	$85,000
Convertible/exchangeable senior notes	Fixed	—	—	402,500	—	213,605	616,105
Corporate aircraft promissory note	Fixed	1,077	2,243	2,359	2,480	27,984	36,143
TruPS	Floating	—	—	—	—	280,117	280,117
Investment-level debt:
Healthcare	Fixed	—	4,781	5,675	6,366	268,216	285,038
Healthcare	Floating	215,678	74,095	224,990	2,948	1,354,234	1,871,945
Light Industrial(2)	Fixed	142	1,955	903	2,261	490,142	495,403
Light Industrial(2)	Floating	—	—	—	—	104,410	104,410
Bulk Industrial	Floating	—	—	—	—	119,850	119,850
Hospitality	Fixed	—	—	12,636	—	—	12,636
Hospitality	Floating	—	132,250	202,363	1,464,639	676,800	2,476,052
Other Equity and Debt	Fixed	28,326	4,944	5,055	6,815	78,761	123,901
Other Equity and Debt	Floating	65,959	46,266	239,190	525,554	156,522	1,033,491
Total pro rata debt		$311,182	$266,534	$1,095,671	$2,096,063	$3,770,641	$7,540,091

Notes:

(1)	Based on initial maturity dates or extended maturity dates to the extent criteria are met and the extension option is at the borrower’s discretion.

(2)
$300 million consolidated or $101 million CLNY OP share of Light Industrial floating rate (LIBOR plus 135bps) term debt is categorized as fixed rate debt to reflect interest rate swaps resulting in an effective fixed rate of 3.50%.

Colony Capital | Supplemental Financial Report	28

Va. Healthcare Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended June 30, 2019, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount(1)
Net operating income
Net operating income:
Senior Housing - Operating	$16,468	$11,676
Medical Office Buildings	13,481	9,558
Triple-Net Lease:
Senior Housing(2)	15,290	10,841
Skilled Nursing Facilities(3)	26,895	19,069
Hospitals	4,985	3,534
Total net operating income	$77,119	$54,678

Portfolio overview	Total number of buildings	Capacity	% Occupied(4)	TTM Lease Coverage(5)	WA Remaining Lease Term
Senior Housing - Operating	108	6,388 units	84.8%	N/A	N/A
Medical Office Buildings	108	3.8 million sq. ft.	82.3%	N/A	4.5
Triple-Net Lease:
Senior Housing	84	4,231 units	80.9%	1.3x	11.2
Skilled Nursing Facilities	99	11,829 beds	83.3%	1.2x	5.6
Hospitals	14	872 beds	63.4%	2.4x	9.7
Total	413

Same store financial/operating results related to the segment
	% Occupied(4)		TTM Lease Coverage(5)		NOI
	Q2 2019	Q1 2019	3/31/2019	12/31/2018	Q2 2019	Q1 2019	% Change
Senior Housing - Operating	84.8%	86.7%	N/A	N/A	$16,480	$17,335	(4.9)%
Medical Office Buildings	82.3%	82.4%	N/A	N/A	13,481	12,424	8.5%
Triple-Net Lease:
Senior Housing	80.9%	82.1%	1.3x	1.3x	15,290	15,373	(0.5)%
Skilled Nursing Facilities(3)	83.3%	82.4%	1.2x	1.2x	26,895	25,750	4.4%
Hospitals	63.4%	58.5%	2.4x	2.3x	4,985	5,363	(7.0)%
Total					$77,131	$76,245	1.2%

Notes:

(1)	CLNY OP Share represents Consolidated NOI multiplied by CLNY OP's interest of 71% as of June 30, 2019.

(2)
NOI includes $0.9 million consolidated or $0.7 million CLNY OP share of interest earned related to $50 million consolidated or $35 million CLNY OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended June 30, 2019. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

(3) Second quarter 2019 NOI included $0.9 million of consolidated or $0.7 million CLNY OP share of one-time recovery of uncollectible rents in the skilled nursing facilities portfolio.

(4)
Occupancy % for Senior Housing - Operating represents average of the presented quarter, MOB’s is as of last day in the quarter and for Triple-Net Lease represents average of the prior quarter. Occupancy represents real estate property operator’s patient occupancy for all types except MOB.

(5)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR.

Colony Capital | Supplemental Financial Report	29

Vb. Healthcare Real Estate - Portfolio Overview

(As of or for the three months ended June 30, 2019, unless otherwise noted)
Triple-Net Lease Coverage(1)		% of Triple-Net Lease TTM NOI as of March 31, 2019
March 31, 2019 TTM Lease Coverage	# of Leases	Senior Housing	Skilled Nursing Facilities & Hospitals	% Triple-Net Lease NOI	WA Remaining Lease Term
Less than 0.99x	7	6%	19%	25%	5 yrs
1.00x - 1.09x	1	—%	10%	10%	8 yrs
1.10x - 1.19x	1	4%	—%	4%	9 yrs
1.20x - 1.29x	1	—%	11%	11%	9 yrs
1.30x - 1.39x	3	20%	8%	28%	11 yrs
1.40x - 1.49x	—	—%	—%	—%	—
1.50x and greater	4	2%	20%	22%	4 yrs
Total / W.A.	17	32%	68%	100%	8 yrs

Revenue Mix(2)	March 31, 2019 TTM
	Private Pay	Medicare	Medicaid
Senior Housing - Operating	86%	4%	10%
Medical Office Buildings	100%	—%	—%
Triple-Net Lease:
Senior Housing	63%	—%	37%
Skilled Nursing Facilities	27%	20%	53%
Hospitals	14%	42%	44%
W.A.	59%	10%	31%

Notes:

(1)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR. Represents leases with EBITDAR coverage in each listed range. Excludes interest income associated with triple-net lease senior housing and hospital types. Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

(2)
Revenue mix represents percentage of revenues derived from private, Medicare and Medicaid payor sources. The payor source percentages for the hospital category excludes two operating partners, whom do not track or report payor source data and totals approximately one-third of NOI in the hospital category. Overall percentages are weighted by NOI exposure in each category.

Colony Capital | Supplemental Financial Report	30

Vb. Healthcare Real Estate - Portfolio Overview (cont’d)

($ in thousands; as of or for the three months ended June 30, 2019, unless otherwise noted)
Top 10 Geographic Locations by NOI
	Number of buildings	NOI
United Kingdom	45	$8,986
Indiana	55	7,309
Illinois	35	6,794
Florida	27	6,638
Georgia	22	5,309
Pennsylvania	11	4,920
Texas	31	4,585
Oregon	31	4,381
Ohio	35	4,285
California	14	3,869
Total	306	$57,076

Top 10 Operators/Tenants by NOI
	Property Type/Primary Segment	Number of buildings	NOI	% Occupied	TTM Lease Coverage	WA Remaining Lease Term
Senior Lifestyle	Sr. Housing / RIDEA	81	$13,363	87.0%	N/A	N/A
Caring Homes (U.K.)(1)	Sr. Housing / NNN	45	9,932	86.7%	1.4x	14 yrs
Wellington Healthcare(2)	SNF / NNN	11	5,507	90.0%	1.0x	8 yrs
Sentosa	SNF / NNN	11	4,920	85.0%	1.2x	9 yrs
Millers	SNF / NNN	28	3,925	71.0%	1.9x	N/A
Frontier	Sr. Housing / RIDEA / NNN	20	3,439	82.0%	N/A	N/A
Opis	SNF / NNN	11	2,880	92.0%	1.4x	5 yrs
Grace	SNF / NNN	9	2,665	81.0%	0.9x	2 yrs
Avanti Hospital Systems	Hospital	5	2,361	57.0%	3.7x	8 yrs
Consulate	SNF / NNN	10	2,350	89.0%	1.0x	9 yrs
Total		231	$51,342

Notes:

(1)	Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.
(2) Second quarter 2019 NOI included $0.9 million of consolidated or $0.7 million CLNY OP share of one-time recovery of uncollectible rents.

Colony Capital | Supplemental Financial Report	31

VIa. Industrial Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended June 30, 2019, unless otherwise noted)	Consolidated amount(1)	CLNY OP share of consolidated amount(1)
Net operating income
Light Industrial	$59,287	$19,896
Bulk Industrial	2,952	1,506
Total Industrial	$62,239	$21,402

Portfolio overview	Light	Bulk	Total
Total number of buildings	446	6	452
Rentable square feet (thousands)	55,728	4,183	59,911
% leased at end of period	91.6%	67.4%
Average remaining lease term	3.9	11.7

Light industrial same store financial/operating results	Q2 2019	Q1 2019	% Change
Same store number of buildings	312	312	—
% leased at end of period	94.6%	95.1%	(0.5)%
NOI	$42,315	$41,919	0.9%

Recent acquisitions & dispositions	Acquisition / Disposition date	Number of buildings	Rentable square feet (thousands)	% leased	Purchase price / Sales price
Q2 2019 acquisitions:
Orlando industrial property	5/8/2019	1	160	—%	$15,500
Atlanta industrial property	5/29/2019	1	120	100.0%	12,275
Northern New Jersey industrial portfolio	6/10/2019	30	1,350	99.7%	177,500
Land for development	Various	N/A	N/A	N/A	14,450
Total / W.A.		32	1,630	89.9%	$219,725

Q2 2019 dispositions:
New Jersey industrial property	6/11/2019	1	76	N/A	$3,750
Total / W.A.		1	76	N/A	$3,750

Notes:
* As of June 30, 2019, the industrial segment met the criteria as held for sale and discontinued operations. Accordingly, for all prior periods presented, the related assets and liabilities were reclassified as assets and liabilities held for sale on the consolidated balance sheets and the related operating results were reclassified as income from discontinued operations on the consolidated statement of operations.

(1)
CLNY OP Share represents Consolidated NOI multiplied by CLNY OP's light industrial portfolio interest of 34% and bulk industrial portfolio interest of 51% as of June 30, 2019. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

Colony Capital | Supplemental Financial Report	32

VIb. Industrial Real Estate - Portfolio Overview

($ in thousands; as of or for the three months ended June 30, 2019, unless otherwise noted)
Top 10 Geographic Locations by NOI - Light Industrial Portfolio	Number of buildings	Rentable square feet (thousands)	NOI	% leased at end of period
Atlanta	54	6,979	$7,289	99.1%
Dallas	63	6,982	7,269	95.6%
Chicago	37	5,128	4,830	87.2%
Orlando	18	3,011	3,738	94.7%
Minneapolis	18	2,814	3,594	95.7%
Phoenix	27	3,100	3,346	97.7%
Baltimore	23	2,956	3,345	93.8%
Philadelphia	25	3,159	2,972	88.7%
Northern New Jersey	41	2,261	2,666	99.8%
Jacksonville	13	2,305	2,261	87.1%
Total / W.A.	319	38,695	$41,310	94.3%

Top 10 Tenant Base by Industry - Light Industrial Portfolio
Industry	Total leased square feet (thousands)	% of total
Warehousing & Transportation	21,659	42.4%
Manufacturing	9,050	17.8%
Professional, Scientific & Technical Services	4,786	9.4%
Wholesale Trade	4,758	9.3%
Health & Science	3,510	6.9%
Media & Information	2,645	5.2%
Construction & Contractors	2,146	4.2%
Retail Trade	1,610	3.2%
Entertainment & Recreation	723	1.4%
Public Administration & Government	84	0.2%
Total	50,971	100.0%

Notes:
* As of June 30, 2019, the industrial segment met the criteria as held for sale and discontinued operations. Accordingly, for all prior periods presented, the related assets and liabilities were reclassified as assets and liabilities held for sale on the consolidated balance sheets and the related operating results were reclassified as income from discontinued operations on the consolidated statement of operations.

Colony Capital | Supplemental Financial Report	33

VIIa. Hospitality Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended June 30, 2019, unless otherwise noted)		CLNY OP share of consolidated amount(1)
NOI before FF&E Reserve	Consolidated amount
NOI before FF&E Reserve:
Select Service	$45,701	$43,096
Extended Stay	32,723	30,858
Full Service	4,272	4,028
Total NOI before FF&E Reserve(2)	$82,696	$77,982

Portfolio overview by type
	Number of hotels	Number of rooms	Avg. qtr. % occupancy	Avg. daily rate (ADR)	RevPAR	Q2 2019 NOI before FF&E Reserve	NOI before FF&E Reserve margin
Select service	94	12,762	76.0%	$128	$98	$45,701	35.7%
Extended stay	66	7,936	83.0%	135	112	32,723	39.3%
Full service	4	966	78.2%	168	132	4,272	27.3%
Total / W.A.	164	21,664	78.6%	$133	$104	$82,696	36.4%

Same store financial/operating results related to the segment by brand
	Avg. qtr. % occupancy		Avg. daily rate (ADR)		RevPAR		NOI before FF&E Reserve
Brand	Q2 2019	Q2 2018	Q2 2019	Q2 2018	Q2 2019	Q2 2018	Q2 2019	Q2 2018	% Change
Marriott	77.5%	78.5%	$132	$131	$102	$103	$63,530	$65,725	(3.3)%
Hilton	82.1%	83.9%	135	135	110	113	14,237	14,846	(4.1)%
Other	87.4%	86.3%	141	138	123	119	4,515	4,349	3.8%
Total / W.A.	78.7%	79.8%	$133	$132	$105	$106	$82,282	$84,920	(3.1)%

Notes:

(1)	CLNY OP Share represents Consolidated NOI before FF&E Reserve multiplied by CLNY OP's interest of 94% as of June 30, 2019.

(2)
Q2 2019 FF&E reserve was $10.0 million consolidated or $9.4 million CLNY OP share. For a reconciliation of net income/(loss) attributable to common stockholders to NOI please refer to the appendix to this presentation.

Colony Capital | Supplemental Financial Report	34

VIIb. Hospitality Real Estate - Portfolio Overview

($ in thousands; as of June 30, 2019, unless otherwise noted)
Top 10 Geographic Locations by NOI before FF&E Reserve	Number of hotels	Number of rooms	Number of rooms-select service	Number of rooms-extended stay	Number of rooms-full service	NOI before FF&E Reserve
California	18	2,254	1,243	1,011	—	$12,679
Texas	28	3,230	1,952	1,278	—	8,669
Florida	12	2,065	1,187	291	587	8,110
New Jersey	12	1,884	718	942	224	6,022
Virginia	10	1,327	1,064	263	—	5,028
North Carolina	7	981	831	150	—	4,070
New York	8	1,010	710	300	—	4,053
Washington	5	664	160	504	—	3,848
Maryland	7	953	666	132	155	3,242
Michigan	6	809	601	208	—	2,952
Total / W.A.	113	15,177	9,132	5,079	966	$58,673

Colony Capital | Supplemental Financial Report	35

VIIIa. CLNC

($ in thousands, except as noted and per share data; as of June 30, 2019, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Colony Credit Real Estate, Inc. (NYSE: CLNC)
CLNY OP interest in CLNC as of August 6, 2019	36.4%	36.4%
CLNC shares beneficially owned by OP and common stockholders	48.0 million	48.0 million
CLNC share price as of August 6, 2019	$15.65	$15.65
Total market value of CLNC shares	$750,214	$750,214
Net carrying value - CLNC	$743,015	$743,015

Colony Capital | Supplemental Financial Report	36

IX. Other Equity and Debt Summary

($ in thousands; as of June 30, 2019)	Consolidated amount		CLNY OP share of consolidated amount
	Assets	Equity	Assets	Equity
Strategic(1)
GP co-investments	$2,755,573	$1,879,642	$1,175,934	$707,308
11% interest in NRE	86,581	86,581	86,581	86,581
Strategic Subtotal	2,842,154	1,966,223	1,262,515	793,889

Non-Strategic(1)
Other real estate equity	2,340,579	998,627	1,285,365	595,850
Net lease real estate equity	185,055	77,447	184,034	77,051
Real estate debt	392,393	392,393	273,567	273,567
CRE securities and real estate PE fund investments	67,940	67,940	67,940	67,940
Non-Strategic Subtotal	2,985,967	1,536,407	1,810,906	1,014,408

Other Equity and Debt Total	$5,828,121	$3,502,630	$3,073,421	$1,808,297

Notes:

(1)
For consolidated real estate equity assets, amounts include all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation, and for all other assets, amounts represent carrying value of investments.

Colony Capital | Supplemental Financial Report	37

IXa. Other Equity and Debt - Strategic Investments

($ in thousands, except as noted and per share data; as of June 30, 2019, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
NorthStar Realty Europe Corp. (NYSE: NRE)
CLNY OP interest in NRE as of August 6, 2019	11.1%	11.1%
NRE shares beneficially owned by OP and common stockholders	5.6 million	5.6 million
NRE share price as of August 6, 2019	$17.07	$17.07
Total market value of NRE shares	$96,215	$96,215
Carrying value - NRE	$86,581	$86,581

CLNY's GP Co-investments in CDCF IV Investments - CLNY's Most Recent Flagship Institutional Credit Fund
Assets - carrying value(1)	$1,662,403	$294,925
Debt - UPB	508,606	101,301
Net carrying value	$1,153,797	$193,624

NBV by Geography:
U.S.	32.9%	20.4%
Europe	67.1%	79.6%
Total	100.0%	100.0%

Other GP Co-investments (2)
Assets - carrying value(3)(4)	$1,093,170	$881,009
Debt - UPB(4)	367,325	367,325
Net carrying value	$725,845	$513,684

Notes:

(1)	$724 million consolidated or $118 million CLNY OP share of assets are classified as Loans Receivable on the Company's balance sheet.

(2)
Other GP co-investments represents: i) seed investments in certain registered investment companies sponsored by the Company, ii) investments in the general partnership of third party real estate operators primarily to seed investment commitments with their limited partners for which the Company will receive its share of earnings and incentive fees, or iii) general partnership capital in a fund or investment.

(3)	$432 million consolidated or $397 million CLNY OP share of assets are classified as Loans Receivable on the Company's balance sheet.

(4)	Debt includes $112 million of derivative liability with a corresponding derivative asset in Other GP Co-investments Assets above.

Colony Capital | Supplemental Financial Report	38

IXb. Other Equity and Debt - Net Lease and Other Real Estate Equity

($ in thousands; as of June 30, 2019, unless otherwise noted)
Net Lease Real Estate Equity	Number of buildings	Rentable square feet (thousands)	Consolidated amount	CLNY OP share of consolidated amount	% leased at end of period	Weighted average remaining lease term
			NOI(1)	NOI(1)
U.S. office	3	674	$695	$694	85.7%	5.4
Total / W.A.	3	674	$695	$694	85.7%	5.4

Other Real Estate Equity	Number of buildings	Rentable square feet (thousands)	Consolidated amount	CLNY OP share of consolidated amount	% leased at end of period	Weighted average remaining lease term
			Undepreciated carrying value	Undepreciated carrying value
U.S.:
Office	9	785	$148,513	$142,638	63.3%	5.0
Hotel(2)	89	N/A	1,204,041	663,684	74.8%	N/A

Europe:
Office	15	533	74,541	37,270	77.3%	12.1
Mixed / Retail	125	3,576	580,356	187,896	52.4%	4.5
Total / W.A.	238	4,894	$2,007,451	$1,031,488	57.1%	5.4

Unconsolidated joint ventures (Other RE Equity)
Preferred equity:
Multifamily			$129,051	$129,051

Equity & Other:
Albertsons			89,129	44,565
Residential Land			70,695	36,008
Other			28,742	28,742
Corporate CLO Equity			15,511	15,511
Total			$333,128	$253,877

Notes:

(1)
Second quarter 2019 net lease real estate equity NOI includes an aggregate $0.4 million deduction for prior year tenant expense reimbursement income and incremental rent concession for a new tenant taking partial space from an existing tenant.

(2)	Includes $54 million consolidated or $30 million CLNY OP share of restricted cash.

Colony Capital | Supplemental Financial Report	39

IXc. Other Equity and Debt - Real Estate Debt

($ in thousands, except as noted; as of June 30, 2019, unless otherwise noted)
Portfolio Overview(1)
	Consolidated amount	CLNY OP share of consolidated amount
Non-PCI loans(2)
Carrying value - consolidated	$315,184	$225,320
Carrying value - equity method investments	17,234	12,167
		.
PCI loans(2)
Carrying value - consolidated	24,413	13,800
Carrying value - equity method investments	1,019	1,019

Other
Carrying value - real estate assets (REO)	34,543	21,261

Total Portfolio
Carrying value - consolidated	339,597	239,120
Carrying value - equity method investments	18,253	13,186
Carrying value - real estate assets (REO)	34,543	21,261
Non-recourse investment-level financing (UPB)	—	—

Notes:

(1)	Excludes $50 million consolidated or $35 million CLNY OP share carrying value of healthcare real estate development loans.

(2)	Strategic Non-PCI and PCI loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	40

IXc. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended June 30, 2019, unless otherwise noted)
Non-strategic real estate debt by loan type(1)
	Consolidated amount	CLNY OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI loans(2)
Fixed rate
First mortgage loans	$33,988	$16,994	—%	0.9
Second mortgage loans / B-notes	178,062	99,832	9.1%	1.8
Mezzanine loans	61,758	59,112	—%	1.6
Corporate	27,778	27,778	8.2%	7.5
Total fixed rate non-PCI loans	301,586	203,716	5.6%	2.5

Variable rate
First mortgage loans	44,520	44,520	8.9%	1.5
Total variable rate non-PCI loans	44,520	44,520	8.9%	1.5

Total non-PCI loans	346,106	248,236
Allowance for loan losses	(30,922)	(22,916)
Total non-PCI loans, net of allowance for loan losses	315,184	225,320

PCI loans(2)
First mortgage loans	39,723	20,605
Mezzanine loans	3,671	3,671
Total PCI loans	43,394	24,276
Allowance for loan losses	(18,981)	(10,476)
Total PCI loans, net of allowance for loan losses	24,413	13,800

Total loans receivable, net of allowance for loan losses	$339,597	$239,120

Notes:

(1)	Excludes $50 million consolidated or $35 million CLNY OP share carrying value of healthcare real estate development loans.

(2)	Strategic Non-PCI and PCI loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	41

IXc. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended June 30, 2019, unless otherwise noted)
Non-strategic real estate debt by collateral type(1)
	Consolidated amount	CLNY OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI Loans(2)
Retail	$117,979	$112,829	3.5%	1.4
Office	140,296	70,148	13.0%	2.6
Land	29,131	14,565	—%	0.9
Corporate	27,778	27,778	8.2%	7.5
Total non-PCI loans, net of allowance for loan losses	315,184	225,320	6.8%	2.5

PCI Loans(2)
Retail	16,000	8,237
Office	4,731	3,910
Other	3,682	1,653
Total PCI loans, net of allowance for loan losses	24,413	13,800

Total loans receivable, net of allowance for loan losses	$339,597	$239,120

Notes:

(1)	Excludes $50 million consolidated or $35 million CLNY OP share carrying value of healthcare real estate development loans.

(2)	Strategic Non-PCI and PCI loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	42

IXd. Other Equity and Debt - CRE Securities and Real Estate PE Fund Interests

($ in thousands; as of June 30, 2019)
Portfolio Overview	Carrying Value
Deconsolidated CDO bonds	$62,442
Real estate PE fund interests	5,498

Core FFO
Q2 2019 aggregate Core FFO	$1,242

Colony Capital | Supplemental Financial Report	43

Xa. Investment Management - Summary Metrics

($ in thousands, except as noted; as of June 30, 2019)	Q2 2019 Fee Revenue - CLNY OP Share
Overview
Institutional funds(1)	$15,213
Colony Credit Real Estate (NYSE:CLNC)	11,191
NorthStar Realty Europe (NYSE:NRE)	3,847
Retail companies	5,182
Non-wholly owned REIM platforms (equity method earnings)	4,771
Total reported fee revenue and REIM platform equity method earnings	$40,204
Operating Results
Revenues
Total fee revenue and REIM earnings of investments in unconsolidated ventures	$40,204
Interest Income and Other Income	8,369
Expenses
Transaction costs	318
Depreciation and amortization	6,918
Compensation expense
Cash and equity-based compensation	17,332
Carried interest and incentive compensation	1,146
Administrative expenses	1,207
Total expenses	26,921
Other gain (loss), net	5
Equity method earnings(2)	(21,900)
Equity method earnings—carried interest	2,106
Income tax benefit (expense)	266
Income (loss) from discontinued operations	2,159
Non-pro rata allocation of income (loss) to NCI	342
Net income attributable to common interests in OP and common stockholders	4,630
Real estate depreciation and amortization	1,751
(Gains) and losses from sales of businesses and impairment write-downs associated with the Investment Management segment	19,878
Equity-based compensation expense	2,796
Straight-line rent revenue and expense	189
Amortization of deferred financing costs and debt premiums and discounts	88
Unrealized fair value gains or losses on interest rate and foreign currency hedges, and foreign currency remeasurements	(6)
Acquisition and merger-related transaction costs	873
Amortization and impairment of investment management intangibles	6,911
Non-real estate depreciation and amortization	7
Deferred tax (benefit) expense, net	(2,119)
Core FFO	$34,998

Notes:

(1)	Includes $1 million of one-time advisory service fees.

(2)	Includes a $20 million impairment as a result of a termination of future capital commitments to the Company's broker-dealer joint venture.

Colony Capital | Supplemental Financial Report	44

Xb. Investment Management – Assets Under Management

($ in millions, except as noted; as of June 30, 2019, unless otherwise noted)
Segment	Products (FEEUM)	Description	AUM CLNY OP Share	FEEUM CLNY OP Share		Fee Rate

Institutional Funds	• Credit ($2.5 billion) • Core plus / value-added ($0.1 billion) • Opportunistic ($0.5 billion) • Colony Industrial ($1.9 billion) • Colony Latam Partners ($0.5 billion) • Other co-investment vehicles ($1.3 billion)	• 27 years of institutional investment management experience • Sponsorship of private equity funds and vehicles earning asset management fees and performance fees • More than 300 investor relationships • Colony Industrial Open-End Fund	$10,170	$6,837.8%
Public Companies	• Colony Credit Real Estate, Inc. ($3.0 billion) • NorthStar Realty Europe Corp. ($1.0 billion)	• CLNC: NYSE-listed credit focused REIT • NRE: NYSE-listed European equity REIT • Contracts with base management fees with potential for incentive fees	5,201	4,045	(1)	1.5%
Retail Companies	• NorthStar Healthcare ($1.3 billion)(2) • CC Real Estate Income Funds(3)(4)	• Manage public non-traded vehicles earning asset management and performance fees	3,446	1,365	(2)	1.5%
Non-Wholly Owned REIM Platforms	• Digital Real Estate Infrastructure Co-sponsored Vehicle • RXR Realty • American Healthcare Investors • Hamburg Trust	• CLNY recognizes at-share earnings from underlying non-wholly owned REIM platforms • 50% investment in Digital Colony, the Company's digital real estate infrastructure vehicle established in partnership with Digital Bridge with an aggregate $4 billion of committed capital • 27% investment in RXR Realty, a real estate owner, developer and investment management company with $20 billion of AUM • 43% investment in American Healthcare Investors, a healthcare investment management firm and sponsor of non-traded vehicles with $3 billion of AUM	9,752	5,713		N/A
Total			$28,569	$17,960
Notes:

(1)
Subsequent to the second quarter 2019, NRE entered into a definitive agreement to be acquired. Upon closing of the sale of NRE, the Company’s management agreement with NRE will terminate and the Company will receive a balance of $65 million from the $70 million overall termination fee (a $5 million incentive fee was paid to the Company in the second quarter of 2019).

(2)	FEEUM of NorthStar Healthcare Income represents its most recently published Net Asset Value.

(3)	CC Real Estate Income Funds represents a master/feeder structure and pools investor capital raised through three feeder funds.

(4)
In February 2019, the board of directors of CC Real Estate Income Fund approved a plan to dissolve, liquidate and terminate CCREIF and distribute the net proceeds of such liquidation to its shareholders. There is no assurances to the timing or completion of the liquidation.

Colony Capital | Supplemental Financial Report	45

APPENDICES

Colony Capital | Supplemental Financial Report	46

XIa. Appendices - Definitions

Assets Under Management (“AUM”)
Assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. AUM is based on reported gross undepreciated carrying value of managed investments as reported by each underlying vehicle at June 30, 2019. AUM further includes a) uncalled capital commitments and b) includes the Company’s pro-rata share of each affiliate non wholly-owned real estate investment management platform’s assets as presented and calculated by the affiliate. Affiliates include the co-sponsored digital real estate infrastructure vehicle, RXR Realty LLC, American Healthcare Investors and Hamburg Trust. The Company's calculations of AUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

CLNY Operating Partnership (“CLNY OP”)
The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. CLNY OP share excludes noncontrolling interests in investment entities.

Fee-Earning Equity Under Management (“FEEUM”)
Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents a) the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement and b) the Company’s pro-rata share of fee bearing equity of each affiliate as presented and calculated by the affiliate. Affiliates include the co-sponsored digital real estate infrastructure vehicle, RXR Realty LLC, American Healthcare Investors and Hamburg Trust. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Healthcare same store portfolio: defined as properties in operation throughout the full periods presented under the comparison and included 413 properties in the comparisons. Properties acquired or disposed during these periods are excluded for the same store portfolio and same store results exclude certain non-recurring uncollectible rent.

Industrial same store portfolio: consisted of 312 buildings. The same store portfolio is defined once a year at the beginning of the current calendar year and includes buildings that were owned and stabilized throughout the entirety of both the current and prior calendar years. Properties acquired or disposed of after the same store portfolio is determined are excluded. Stabilized properties are defined as properties owned for more than one year or are greater than 90% leased. Same store NOI excludes lease termination fee revenue.

Hospitality same store portfolio: defined as hotels in operation throughout the full periods presented under the comparison and included 164 hotels.

NOI: Net Operating Income. NOI for the Company's real estate segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures.

NOI before FF&E Reserve: For our hospitality real estate segment, NOI before FF&E Reserve represents NOI before the deduction of reserve contributions for the repair, replacement and refurbishment of furniture, fixtures, and equipment ("FF&E"), which are typically 4% to 5% of revenues, and required under certain debt agreements and/or franchise and brand-managed hotel agreements.

Colony Capital | Supplemental Financial Report	47

XIa. Appendices - Definitions

Earnings Before Interest, Tax, Depreciation, Amortization and Rent (“EBITDAR”)
Represents earnings before interest, taxes, depreciation, amortization and rent for facilities accruing to the tenant/operator of the property (not the Company) for the period presented. The Company uses EBITDAR in determining TTM Lease Coverage for triple-net lease properties in its Healthcare Real Estate segment. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants to generate sufficient liquidity to meet related obligations to the Company.

TTM Lease Coverage
Represents the ratio of EBITDAR to recognized cash rent for owned facilities on a trailing twelve month basis. TTM Lease Coverage is a supplemental measure of a tenant’s/operator’s ability to meet their cash rent obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.

ADR: Average Daily Rate

RevPAR: Revenue per Available Room

UPB: Unpaid Principal Balance

PCI: Purchased Credit-Impaired

REIM: Real Estate Investment Management

Colony Capital | Supplemental Financial Report	48

XIb. Appendices - Reconciliation of Net Income (Loss) to NOI

($ in thousands; for the three months ended June 30, 2019)
NOI Determined as Follows	Healthcare	Industrial	Hospitality	Other Equity and Debt—Net Lease Properties
Total revenues	$145,896	$92,969	$227,080	$3,458
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(4,817)	(4,067)	316	(1,379)
Interest income	—	(119)	(6)	—
Other income	(36)	—	(3)	—
Property operating expenses(1)	(63,924)	(25,669)	(144,691)	(1,384)
Compensation and administrative expense(1)	—	(875)	—	—
NOI(2)	$77,119	$62,239	$82,696	$695

Reconciliation of Net Income (Loss) from Continuing Operations to NOI
	Healthcare	Industrial	Hospitality
Income (loss)	$(81,520)	$(2,663)	$(3,505)
Adjustments:
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(4,817)	(4,067)	316
Interest income	—	(119)	(6)
Interest expense	57,135	19,726	41,591
Transaction, investment and servicing costs	9,097	8	2,712
Depreciation and amortization	40,778	45,360	37,008
Impairment loss	51,324	—	420
Compensation and administrative expense	2,301	4,192	2,183
Gain on sale of real estate	—	(547)	(140)
Other (gain) loss, net	2,261	49	114
Other income	(36)	—	(3)
Income tax (benefit) expense	596	300	2,006
NOI(2)	$77,119	$62,239	$82,696

Notes:

(1)
For healthcare and hospitality, property operating expenses includes property management fees paid to third parties. For industrial, there are direct costs of managing the portfolio which are included in compensation expense.

(2)	For hospitality, NOI is before FF&E Reserve.

Colony Capital | Supplemental Financial Report	49

XIb. Appendices - Reconciliation of Net Income (Loss) to NOI (cont’d)

($ in thousands; for the three months ended June 30, 2019)
Reconciliation of Net Income from Continuing Operations of Other Equity and Debt Segment to NOI of Net Lease Real Estate Equity
Other Equity and Debt
Income from continuing operations	$(4)
Adjustments:
Property operating income of other real estate equity	(113,452)
Straight-line rent revenue and amortization of above- and below-market lease intangibles for net lease real estate equity	(1,378)
Interest income	(32,983)
Fee and other income	(2,174)
Property operating expense of other real estate equity	69,241
Interest expense	29,216
Transaction, investment and servicing costs	7,355
Depreciation and amortization	23,166
Provision for loan loss	15,003
Impairment loss	32,302
Compensation and administrative expense	3,696
Gain on sale of real estate assets	(5,937)
Other loss, net	1,995
Earnings of investments in unconsolidated ventures	(25,757)
Income tax expense	406
NOI of net lease real estate equity	$695

Colony Capital | Supplemental Financial Report	50

XIc. Appendices - Industrial Real Estate Segment Held For Sale

($ in thousands, except per share data) (unaudited)	As of June 30, 2019
Assets
Restricted cash	2,023
Real estate, net	4,115,436
Goodwill	20,000
Deferred leasing costs and intangible assets, net	153,486
Other assets	69,579
Total assets	$4,360,524
Liabilities
Debt, net	$2,004,201
Accrued and other liabilities	90,462
Intangible liabilities, net	14,012
Total liabilities	2,108,675

Colony Capital | Supplemental Financial Report	51

XIc. Appendices - Industrial Real Estate Segment Discontinued Operations

($ in thousands) (unaudited)	Three Months Ended June 30, 2019
Revenues
Property operating income	$91,741
Interest income	119
Other income	1,109
Total revenues	92,969
Expenses
Property operating expense	25,669
Interest expense	19,726
Investment and servicing expense	8
Depreciation and amortization	45,360
Compensation expense
Cash and equity-based compensation	3,680
Administrative expenses	1,387
Total expenses	95,830
Other income (loss)
Gain on sale of real estate assets	547
Other gain (loss), net	(49)
Income (loss) before income taxes	(2,363)
Income tax benefit (expense)	(300)
Income (loss) from continuing operations	(2,663)
Net income (loss)	(2,663)
Net income (loss) attributable to noncontrolling interests:
Investment entities	673
Operating Company	(201)
Net income (loss) attributable to Colony Capital, Inc.	(3,135)
Net income (loss) attributable to common stockholders	$(3,135)

Colony Capital | Supplemental Financial Report	52